Exhibit 10.4

SOURCECORP, Incorporated

2002 LONG-TERM INCENTIVE PLAN

1.             Purpose.  The purpose of this 2002 Long-Term Incentive Plan (the “Plan”) of SOURCECORP, Incorporated, a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward present and prospective directors, officers, employees and consultants of and service providers to the Company and its subsidiaries and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.

2.             Definitions.  The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock–Based Awards are set forth in Section 6 of the Plan.  Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.”  For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a)           “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(b)           “Beneficiary” shall mean the individuals or entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the individuals or entities entitled by will or the laws of descent and distribution to receive such benefits.

(c)           “Board” means the Board of Directors of the Company.

(d)           A “Change in Control” shall be deemed to have occurred:

(i)            when any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Rule 13d-3 under the Exchange Act) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 30% or more of the total voting power of all of the then-outstanding voting securities of the Company.

(ii)           when the individuals (A) who, as of the effective date of the Plan, constitute the Board (the “Original Directors”) or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming “Additional Original Directors” immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the

Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming “Additional Original Directors” immediately following their election) (such individuals being the “Continuing Directors”), cease for any reason to constitute a majority of the members of the Board;

(iii)          upon the consummation of a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding voting securities,  other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of at least 75% of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

(iv)            upon the consummation of a complete liquidation of the Company or a sale or disposition by the Corporation of all or a substantial portion of the Company’s assets (i.e., 50% or more of the total assets of the Company).

(e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(f)            “Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

(g)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.  References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(h)           “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code, and qualifies as such.

(i)            “NQSO” means any Option that is not an ISO.

(j)            “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(k)           “Stock” means the Common Stock, par value $.01, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

3.             Administration.

(a)           Authority of the Committee.  Except as otherwise provided below, the Plan shall be administered by the Committee.  The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)            to select persons to whom Awards may be granted;

(ii)           to determine the type or types of Awards to be granted to each such person;

(iii)          to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(d) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)          to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

(v)           to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

(vi)          to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock–ups and other transfer restrictions), may condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

(vii)         to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii)        to adopt, amend, suspend, waive and rescind rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)           to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(x)            to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board (or a committee designated by the Board) shall perform the functions of  the Committee for purposes of granting awards to directors who serve on the Committee, and the Board (or a committee designated by the Board) may perform any function of the Committee under the Plan for any other purpose.  In any case in which the Board (or a committee designated by the Board) is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board (or the committee designated by the Board), except where the context otherwise requires.

(b)           Manner of Exercise of Committee Authority.  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action.  If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)).  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as otherwise provided under Section 7(d), the Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c)           Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.             Stock Subject to Plan.

(a)           Amount of Stock Reserved.  The total number of shares of Stock that may be subject to outstanding Awards (but determined without regard to Awards designated pursuant to the following sentence), when added to options then outstanding under the Company’s 1995 Stock Option Plan, in each case determined immediately after the grant of any such Award, shall not exceed the greater of 650,000 or 16% of the total number of shares of Stock outstanding at the effective time of such grant.  At the time of grant of an Award, the Committee may designate that the shares of Stock subject to such Award shall not be taken into account for purposes of the limitation contained in the preceding sentence; provided, however, that the total number of shares of Stock that may be subject to outstanding Awards so designated shall not exceed  600,000.  In no event shall the number of shares of Stock that may be issued upon the exercise of

ISOs exceed 650,000.  For purposes of the foregoing limits, with respect to Awards that may be settled only in cash by reference to a specified number of shares of Stock, the number of shares so referenced shall be treated as shares of Stock subject to outstanding Awards.  Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant’s account.  For purposes of the first sentence above, an Award shall not be treated as outstanding if the shares of Stock subject thereto have be issued to the Participant, and such shares are not subject to a substantial risk of forfeiture, within the meaning of Section 83(c) of the Code, or if the Award has otherwise been exercised, settled, cancelled, terminated or has expired.

(b)           Annual Per–Participant Limitations.  During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 500,000 shares of Stock, or, in the case of Awards that may be settled in cash, by payment of cash that exceeds the fair market value of 500,000 shares of Stock, determined either at the time of grant or the time of payment, whichever is greater.

(c)           Adjustments.  In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin–off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may be subject to outstanding Awards or otherwise reserved and available for issuance pursuant to Awards under Section 4(a), (ii) the number and kind of shares of Stock specified in the Annual Per–Participant Limitations under Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, canceling an Option or other Award in exchange for the intrinsic (i.e., in-the-money) value thereof, if any, or substitution of an Award using securities of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence or a Change in Control) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations or accounting principles

5.             Eligibility.  Directors, officers and employees of the Company and its subsidiaries, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan.  In addition, persons who have been offered employment by the Company or its subsidiaries, and persons employed by an entity that the Committee reasonably expects to become a subsidiary of the Company, are eligible to be granted an Award under the Plan.

6.             Specific Terms of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant.  Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award.

(b)           Options.  The Committee is authorized to grant options to purchase Stock (including “reload” options automatically granted to offset specified exercises of Options) on the following terms and conditions (“Options”):

(i)            Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but shall be no less than 100% of the fair market value of a share of Stock on the date the Option is granted.

(ii)           Time and Method of Exercise.  The Committee shall determine and shall set forth in an Award Agreement, the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii)          Termination of Employment/Director/Consultant Status.  Unless otherwise determined by the Committee and set forth in an Award Agreement, upon a Participant’s termination of employment relationship, consultant status and director status with the Company and its subsidiaries, (i) all Options which are not then exercisable shall terminate, (ii) all Options which are then exercisable shall remain exercisable until, and shall terminate upon, the 91st day following the date of such termination (or, if earlier, the end of the Option term), provided that if such termination is for cause, as determined in the discretion of the Committee, all Options held by the Participant shall immediately terminate.  For this purpose, any sale of a subsidiary of the Company pursuant to which it ceases to be a subsidiary of the Company shall be deemed to be a termination of employment by any Participant employed by such subsidiary, or, as applicable, termination of the non-employee directorship by any Participant who serves on the board of such subsidiary.

(iv)          ISOs.  The Committee shall have the authority to grant ISOs under the Plan. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income, or to satisfy any withholding tax obligation.  The Company may impose such procedures as it determines may be necessary to ensure that such notification is made.  Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.  An option not designated and qualified as an ISO shall be an NQSO.

(c)           Stock Appreciation Rights.  The Committee is authorized to grant stock appreciation rights on the following terms and conditions (“SARs”):

(i)            Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the fair market value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the fair market value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR.

(ii)           Other Terms.  The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.  Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.  Limited SARs may be either freestanding or in tandem with other Awards.

(d)           Restricted Stock.  The Committee is authorized to grant Stock that is subject to restrictions based on continued employment on the following terms and conditions (“Restricted Stock”):

(i)            Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine.  Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, any portion of Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company;

provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(iii)          Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock and the Company may retain physical possession of the certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)          Dividends.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a fair market value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect.  Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

(e)           Deferred Stock.  The Committee is authorized to grant Awards representing the right to receive Stock at a future date subject to the following terms and conditions (“Deferred Stock”):

(i)            Award and Restrictions.  Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), the portion of all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(f)            Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

(g)           Dividend Equivalents.  The Committee is authorized to grant awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”).  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)           Other Stock–Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries (“Other Stock Based Awards”).  The Committee shall determine the terms and conditions of such Awards.  Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, Awards or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7.             Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary.  Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.  Notwithstanding Section 6(b)(i), substitute Awards granted as Options may have an exercise price per share of Stock that is below the fair market value of a share of Stock on the date of grant if necessary to preserve the in-the-money value of the option for which they are being substituted.

(b)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of 10 years from the date of its grant (or 5 years with respect to an ISO granted to a 10% shareholder, within the meaning of Section 422 of the Code).

(c)           Loan Provisions.  With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award.  Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

(d)           Performance–Based Awards.  Other than Options or SARs that have an exercise price or grant price equal to the fair market value of the shares of Stock subject thereto at the time of grant, which are not subject to the requirements of this Section 7(d), the Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance–based Award subject to this Section 7(d), in order to qualify such Award as “qualified performance–based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  The performance objectives for an Award subject to this Section 7(d) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(d).  Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code.  Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(d) shall be selected from among the following:

(i)            Annual return on capital;

(ii)           Annual earnings or earnings per share;

(iii)          Annual cash flow provided by operations;

(iv)          Increase in stock price;

(v)           Changes in annual revenues; and/or

(vi)          Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels.  Performance objectives may differ for such Awards to different Participants.  The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.  The Committee may, to the extent set forth in an Award Agreement, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(d), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion.  All determinations by the Committee as to the achievement of performance objectives shall be in writing.  The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(d).

(e)           Acceleration upon a Change of Control.   Notwithstanding anything contained herein to the contrary, except to the extent otherwise set forth in an Award Agreement, all outstanding Options shall become fully vested and exercisable in full, and all conditions and/or restrictions relating to the passage of time, the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of any other outstanding Awards shall lapse, immediately prior to a Change in Control, or such earlier time as may be necessary to enable a Participant to exercise any right to acquire all of the shares of Stock subject to such Award and immediately thereafter resell such shares.

8.             General Provisions.

(a)           Compliance With Laws and Obligations.  The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full.  Certificates representing shares of Stock issued under the Plan will be subject to such stop–transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b)           Limitations on Transferability.  Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

(c)           No Right to Continued Employment or Service.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee’s employment or other person’s service at any time or with the right of the Board or stockholders to remove any director.

(d)           Taxes.  The Company and any subsidiary are each authorized to withhold from any Award granted or to be settled any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e)           Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement).  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement).  Notwithstanding the foregoing, the Board or the Committee may take any action (including actions affecting or terminating outstanding Awards): (i) permitted by Section 4(c), or (ii) to avoid limitations related to the availability of a tax deduction in respect of Awards (e.g., pursuant to Code Sections 162(m) and 280G).

(f)            No Rights to Awards; No Stockholder Rights.  No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.  No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g)           Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan, unless the Committee otherwise determines with the consent of each affected Participant.

(h)           Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)            No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)            Compliance with Code Section 162(m).  It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to Section 7(d) shall constitute “qualified performance-based compensation” within the meaning of Code Section 162(m).  Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

(k)           Governing Law.  The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(l)            Effective Date; Plan Termination.  The Plan shall become effective as of the date of its adoption by the Board and approved by the Company’s stockholders, and shall continue in effect until terminated by the Board.